Exhibit 10.12b

1st Amendment

AMENDMENT TO LEASE – EXPANSION

THIS AMENDMENT is executed at Salt Lake City, Utah between Salt Lake Research Park Associates a New Mexico Limited Partnership by BGK Realty Inc, a Delaware Corporation, as General Partner, Landlord, and NPS Pharmaceuticals, Inc., a Delaware Corporation, Tenant, for the premises located at 420 Chipeta Way Suite 240, Salt Lake City, Utah 84108.

Landlord and Tenant being parties to that certain Lease dated June 3, 1994, hereby express their mutual desire and intent to increase the rentable area of the Leased Premises by 3,341 square feet (hereafter referred to as “Expansion Space”) effective December 1, 1995, and amend by this writing those terms, covenants and conditions as hereinafter provided.

AMENDMENTS

“2	LEASED PREMISES AND RENTABLE AREA” shall hereafter additionally provide as follows: That portion of the 1st floor of the building more fully shown on the Floor Plan attached hereto as Schedule 1 - Expansion Space. The Rentable Area of the Premises shall hereafter mean: approximately 33.617 square feet.

“5	RENT” shall hereafter additionally provide as follows: The annual Rent for the Expansion Space shall be Thirty Three Thousand Four Hundred Eight and No/100 Dollars ($33,408.00) per annum, payable in monthly installments in the amount of Two Thousand Seven Hundred Eighty Four and No/100 Dollars ($2,784.00) in lawful money of the United States.

Tenant's Proportionate Share shall be adjusted accordingly to reflect the increase in the rentable square feet of the Premises.

Except as modified herein, all terms and conditions of the Office Lease shall remain in full force and effect.

Landlord:	Tenant:

Salt Lake Research Park Associates, a New Mexico Limited Partnership	NPS Pharmaceuticals, Inc., a Delaware Corporation

By: BGK Realty, Inc.

Its: General Partner

By: /s/ [Illegible]	By: /s/ Robert K. [Illegible]
Title: Senior Vice President	Title: Vice President, Finance
Execution Date: May 12, 1998	Execution Date: May 7, 1995

SCHEDULE I
EXPANSION SPACE

1
2
3
4
5
6
7
8
9
10
G
F
E
D
C
B
A
180
NATURAL PRODUCT SCIENCES
186
190
160
U OF U STORAGE
155
NATURAL PRODUCT SCIENCES
192
U OF U HOSPITAL HOME CARE/LONG TERM PHARMACY I.V.
MOUNTAIN
120
U OF U HOSPITAL PLANNING AND REGIONAL SERVICES
MAINSTREAM DATA
140
U OF U HOSPITAL HOME CARE/SKILLED
U OF U HOSPITAL HOME CARE/LONG TERM

FIRST (LOWER) FLOOR LEASE AREA PLAN

0 1 5 10 25 50 100 FEET

ADDENDUM

1.     Agency Disclosure: At the signing of this agreement, Wallace Associates Business Properties Group's agent Debra A. Ekins represents Landlord and Tenant represents themselves. Tenant and Landlord confirm that prior to signing this agreement written disclosure of the agency relationship(s) was provided.

2.     Hazardous Materials Disclaimer: The real estate salespersons and brokers in this transaction have no expertise with respect to toxic wastes, hazardous materials or undesirable substances. Unless the Landlord can provide definitive representation regarding the existence or nonexistence of toxic wastes, hazardous materials or undesirable substances on the Property then inspections of the Property by qualified experts alone can determine whether or not there are any current or potentially toxic wastes, hazardous materials or undesirable substances in or on the Property. Landlord and Tenant warrant that the real estate salespersons and brokers in this transaction have not made any representations, either express or implied, regarding the existence or nonexistence of toxic wastes, hazardous materials, or undesirable substances in or on the Property. If deemed necessary, it is the responsibility of Landlord and Tenant to retain qualified experts to deal with the detection and correction of such matters. Both the Tenant and the Landlord will hold the real estate sales persons and brokers harmless.

LANDLORD	TENANT:

Salt Lake Research Park Associates, a New Mexico Limited Partnership	NPS Pharmaceuticals, Inc., a Delaware Corporation

By: BGK Realty, Inc.

Its: General Partner

By: ____________________	By: Robert K. [Illegible]
Title: ____________________	Title: Vice President, Finance
Date: ____________________	Date: May 7, 1995